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                                                                   Exhibit 99.D8

                               BISHOP STREET FUNDS

                        INVESTMENT SUB-ADVISORY AGREEMENT

     AGREEMENT made this 15 day of December, 2006 between Bishop Street Funds (the "Trust"), Bishop Street Capital Management (the "Adviser") and Fischer Francis Trees & Watts, Inc. (the "Sub-Adviser").

     WHEREAS, Bishop Street Funds, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 31, 1999 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the series of the Trust; and

     WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Money Market Fund and Treasury Money Market Fund (each a "Fund" and together, the "Funds"), and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage, in consultation with and subject to the direction of the Adviser, all of the securities and other assets of the Funds entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Funds' investment objectives, policies and restrictions as stated in the Funds' prospectus(es) and statements of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectuses"), and subject to the following:

(a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Funds, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser may delegate some of the performance of the services to its subsidiaries or affiliates. The Sub-Adviser will, however, remain responsible to the Adviser for any such delegated functions.

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(c)  In the performance of its duties and obligations under this Agreement, the
     Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein), the Prospectuses, and with the written instructions and directions of the Adviser and of the Board of Trustees of the Trust received from time to time, and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(d) The Sub-Adviser shall determine the Assets to be purchased or sold by the Funds as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Funds' Registration Statement (as defined herein) and Prospectuses or as the Board of Trustees or the Adviser may direct in writing from time to time, in conformity with all federal securities laws. Additionally, the Sub-Adviser is authorized to execute agreements as agent for the Funds with brokers or dealers necessary to carry out its duties under this Agreement. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Funds the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Funds. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Funds' Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.


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(e)  The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6),
     (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

     The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Funds are property of the Funds and the Sub-Adviser will surrender promptly to the Funds any of such records upon the Funds' request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(f) The Sub-Adviser shall provide the Funds' custodian on each business day with information relating to all transactions concerning the Funds' Assets and shall provide the Adviser with such information upon request of the Adviser. The Adviser has obtained the agreement of the Funds' custodian to act in accordance with the instructions of the Sub-Adviser.

(g) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar or different services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

     Nothing in this Agreement shall limit or restrict the Sub-Adviser or any of its officers, employees, affiliates, or subsidiaries from buying, selling, or trading in any securities for its or their own account or accounts in compliance with applicable federal securities laws as well as the Sub-Adviser's Code of Ethics. The Trust and the Adviser acknowledge that the Sub-Adviser and its officers, employees, affiliates, or subsidiaries and its other clients may at any time have, acquire, increase, decrease, or dispose of positions in investments that are at the same time being acquired or disposed of for the accounts of the Funds in a manner consistent with the Sub-Adviser's Code of Ethics. The Sub-Adviser will have no obligation to acquire for the Funds a position in any investment that the Sub-Adviser, its officers, employees, affiliates, or subsidiaries may acquire for its or


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     their own accounts or for the account of another client, if in the sole discretion of the Sub-Adviser, it is not feasible or desirable to acquire a position in such investment for the accounts of the Funds.

(h) The Sub-Adviser shall as soon as reasonably practicable notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(i) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held as Assets in the Funds. The Adviser shall instruct the custodian and other parties providing services to the Funds to promptly forward misdirected proxies to the Sub-Adviser.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectuses, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with properly certified or authenticated copies of each of the following documents:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws"); and

(c)  Prospectuses.

     The Adviser agrees to promptly furnish the Sub-Adviser with copies of any changes, amendments or other modifications made to the Declaration of Trust, the By-Laws, the Prospectuses, the Investment Guidelines or any other document relating to the Sub-Adviser's services hereunder.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule which is attached hereto and made part of this Agreement. The fee will be


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     calculated based on the average daily value of the Assets under the
     Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

     The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser's obligations under this Agreement; provided, however, that the Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually: (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Funds; provided, however, that if the shareholders of the Funds fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     This Agreement may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the U.S. Securities and Exchange Commission (the "Commission") or any rules or regulations adopted by, or interpretative releases of, the Commission.


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     This Agreement may be terminated as to the Funds at any time, without the payment of any penalty by vote of a majority of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Funds on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 6, the terms "assignment," "interested persons," and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the Commission under said Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE: Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

     To the Adviser at:       Bishop Street Capital Management
                              999 Bishop Street, 28th Floor
                              Honolulu, HI 96813

     To the Sub-Adviser at:   Fischer Francis Trees & Watts, Inc.
                              200 Park Avenue, 46th Floor
                              New York, NY 10166
                              Attention: Robin S. Meister,
                              Managing Director

10. ANTI MONEY LAUNDERING. The Adviser agrees to provide the Sub-Adviser with any documentation that it may reasonably require in order to comply with all applicable anti money laundering regulation, including but not limited to that of the United States and the United Kingdom. In addition, the Adviser agrees that the Sub-Adviser may provide


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     copies of such documentation to counterparties which they may reasonably require in order to fulfill their anti-money laundering procedures.

11. ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Section 11, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Section 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

     This Agreement may be amended in writing at any time by the mutual agreement of the Trust, the Adviser and the Sub-Adviser.

12.  MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

(b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(c) The Adviser and the Fund, hereby consents to being treated by the Sub-Adviser as a "qualified eligible person" as defined in the rules promulgated under the United States Commodity Exchange Act (the "CEA") for the purposes of the CEA and the regulations thereunder.

(d) The Sub-Adviser represents to the Adviser and the Funds that it is a "registered commodity trading adviser", as such term is defined in the CEA and the regulations


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     promulgated thereunder and shall during the term of this Agreement satisfy all applicable requirements of the CEA relating to a registered commodity trading advisor.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR ACCOUNT DOCUMENT.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

BISHOP STREET FUNDS                     FISCHER FRANCIS TREES & WATTS, INC.



By: /s/ James Ndiaye                    By: /s/ Robin S. Meister
    ---------------------------------       ------------------------------------
Name: James Ndiaye                      Name: Robin S. Meister
Title: Vice President                   Title: Chief Legal Risk Officer,
                                               Managing Director



BISHOP STREET CAPITAL MANAGEMENT


By: /s/ Ryan S. Ushijima
    ---------------------------------
Name: RYAN S. USHIJIMA
Title: SENIOR VICE PRESIDENT


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                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                              BISHOP STREET FUNDS,
                        BISHOP STREET CAPITAL MANAGEMENT,
                                       AND
                       FISCHER FRANCIS TREES & WATTS, INC.

COMPENSATION

Funds:

-    Money Market Fund

-    Treasury Money Market Fund

Fees:

Pursuant to Article 4, the Trust shall pay the Adviser compensation calculated daily and paid monthly at an annual rate as follows:

     0.060% of the aggregate average daily net assets up to $500 million
     0.020% of the aggregate average daily net assets in excess of $500 million


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